Exhibit 23.1

KPMG LLP

100 New Park Place, Suite 1400

Vaughan, ON L4K 0J3

Tel 905-265 5900

Fax 905-265 6390

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Aptose Biosciences Inc.

We consent to use of our report dated March 26, 2024, on the consolidated financial statements of Aptose Biosciences Inc., which comprise the consolidated statements of financial position as at December 31, 2023 and December 31, 2022, the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the years then ended, and the related notes, which are incorporated by reference in the registration statement (No. 333- ]) dated August 1, 2024 on Form S-1 of Aptose Biosciences Inc. and to the reference to our firm under the heading “Experts” in the preliminary prospectus included in the registration statement (No. 333-[ ]) dated August 1, 2024 of Aptose Biosciences Inc..

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

August 1, 2024

Vaughan, Canada

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. KPMG Canada provides services to KPMG LLP. Document classification: KPMG Confidential